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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Dippy Foods, Inc.
Cypress, California

We hereby consent to the incorporation by reference in the S-8 constituting a part of this Registration Statement of our report dated July 26, 2001, relating to the consolidated financial statements of Dippy Foods, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2001.

                                                          /s/ BDO Seidman, LLP

Costa Mesa, California
January 11, 2002